Exhibit 10.02

FIRST AMENDMENT TO LEASE

AMB U.S. LOGISTICS FUND, L.P.

August 12,2010

Under Armour, Inc.

1020 Hull Street, Third Floor

Baltimore, Maryland 21230

Re:	Industrial Lease Agreement dated as of October 19, 2006, by and between AMB U.S. Logistics Fund, L.P., successor in interest to Marley Neck 3R, LLC, as Landlord, and Under Armour, Inc., as Tenant, pertaining to approximately 308,220 square feet of space (the “Premises”) located at 1040 Swan Creek Drive, Baltimore, Maryland (the “Lease”)

Dear Tenant:

This letter shall serve to confirm the agreement of Landlord and Tenant to amend the Lease as follows:

1. Effective immediately, Section 62 of the Lease is hereby deleted in its entirety.

2. Effective immediately, all notices required to be delivered to Landlord under the Lease shall be delivered to AMB Property Corporation, 60 State Street, Suite 1200, Boston, Massachusetts 02109, Attention: Steven T. Kimball, with a copy to AMB Property Corporation, 6420A Dobbin Road, Columbia, Maryland 21045, Attention: Mark T. Shearer. All payments under the Lease owing to Landlord shall be payable to Landlord at P.O. Box 6110, Hicksville, New York 11802-6110. All notices required to be delivered to Tenant under the Lease shall be delivered to: 1020 Hull Street, Baltimore, Maryland 21230, Attention: Scott Plank, with a copy to 1020 Hull Street, Baltimore, Maryland 21230, Attention: Legal Department.

3. Tenant has no option, right of first refusal, right of first offer, or other right to renew, extend, lease additional space, or purchase any part of the Premises or Building except as provided in Section 2.2 of the Lease.

Except as modified hereby, the Lease shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

Please sign where indicated below to acknowledge your agreement as to the foregoing matters. In the meantime, please contact me with any questions.

[Remainder of page intentionally left blank; signatures appear on following page]

Very truly yours,

AMB U.S. LOGISTICS FUND, L.P.,
a Delaware limited partnership

By:	AMB PROPERTY, L.P., a Delaware limited partnership
Its:	General Partner

By:	AMB PROPERTY CORPORATION,
a Maryland corporation
Its:	General Partner

By:	/s/ Mark T. Shearer
Mark T. Shearer
Its:	Vice President, Operations and Leasing

THE FOREGOING TERMS AND CONDITIONS OF THIS FIRST AMENDMENT TO LEASE ARE ACKNOWLEDGED AND AGREED TO ON BEHALF OF TENANT AS OF THIS 12TH DAY OF AUGUST 2010.

UNDER ARMOUR, INC., a Maryland corporation

By:	/s/ Scott Plank
Name:	Scott Plank
Its:	Executive V.P., Business Development